POWER OF ATTORNEY

         We, the undersigned officers and Trustees of The Wright EquiFund Equity Trust, a Massachusetts business trust, do hereby severally constitute and appoint H. Day Brigham, Jr., Peter M. Donovan, Alan R. Dynner and A.M. Moody, III, or any of them, to be true, sufficient and lawful attorneys, or attorney for each of us, to sign for each of us, in the name of each of us in the capacities indicated below, and any and all amendments (including post-effective amendments) to the Registration Statement on Form N-1A filed by The Wright EquiFund Equity Trust with the Securities and Exchange Commission in respect of shares of beneficial interest and other documents and papers relating thereto.

         IN WITNESS WHEREOF we have hereunto set our hands on the dates set opposite our respective signatures.

         Name                       Capacity                      Date

                              President, Principal
                              Executive Officer and
/s/ Peter M. Donovan          Trustee                       January 22, 1997
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Peter M. Donovan

                              Treasurer and Principal
                             Financial and Accounting
/s/ James L. O'Connor        Officer                        January 22, 1997
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James L. O'Connor


/s/ H. Day Brigham, Jr.       Trustee                       January 22, 1997
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H. Day Brigham, Jr.


/s/ Winthrop S. Emmet         Trustee                       January 22, 1997
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Winthrop S. Emmet


/s/ Leland Miles              Trustee                       January 22, 1997
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Leland Miles


/s/ A.M. Moody, III           Trustee                       January 22, 1997
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A.M. Moody, III


/s/ Lloyd F. Pierce           Trustee                       January 22, 1997
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Lloyd F. Pierce


/s/ Raymond Van Houtte        Trustee                       January 22, 1997
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Raymond Van Houtte